Exhibit 99.1
PROXY OF
REPUBLIC SERVICES, INC.
Special Meeting of Stockholders of Republic Services, Inc.
November 14, 2008 at 1:30 p.m. Eastern time
110 S.E. Sixth Street, 7th Floor
Fort Lauderdale, Florida 33301
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints each of James E. O’Connor and David A. Barclay as the undersigned’s proxies, each with full power to act without the other and with full power of substitution, to vote, as indicated on all matters referred to on the reverse side of this card and described in the joint proxy statement/prospectus, all shares of common stock of Republic Services, Inc. (“Republic”) which the undersigned would be entitled to vote if present at the Special Meeting of Stockholders of Republic (“Special Meeting”) and at any adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of and the proxy statement for the Special Meeting.
Please review the joint proxy statement/prospectus and vote in one of three ways:
•	By mail, by marking, signing and dating your proxy and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided; or

•	By telephone, by calling the toll-free number (800) 690-6903 providing the unique control number and following the voice prompts; or

•	Through the internet, by visiting the website established for that purpose at www.proxyvote.com and entering the unique control number.
THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.
TO VOTE (OR GIVE VOTING INSTRUCTIONS) IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.
(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

(Please sign, date and return this proxy card	Votes must be indicated (x) in black or
in the enclosed envelop.)	blue ink.
The Board of Directors recommends a vote FOR items 1 and 2. To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.

Item 1.	Approval of the proposal to issue shares of Republic common stock and other securities convertible into or exercisable for shares of Republic common stock, which we refer to as the Republic share issuance, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 22, 2008, as amended July 31, 2008, among Republic, RS Merger Wedge, Inc., a wholly owned subsidiary of Republic formed for the purpose of the merger, and Allied Waste Industries, Inc., as described in the accompanying joint proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.	Approval of proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Approval of Item 1 is a condition to completion of the merger. The issuance of common stock in connection with the merger will not take place unless the proposal is approved by the Republic stockholders and the merger is completed. Therefore, the completion of the merger cannot proceed without the approval of Item 1.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the Special Meeting in accordance with your instructions if you do not plan to attend the Special Meeting and vote in person. Please indicate any change in address.
Please sign exactly as the name appears on this proxy card. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title.
Date ____________________________, 2008
Signature: _____________________________